Emergent Capital, Inc. Announces First Quarter 2018 Results

Boca Raton, Fla., May 10, 2018 – Emergent Capital, Inc. (OTCQB: EMGC) ("Emergent" or the "Company"), today announced its financial results for the three month period ended March 31, 2018.
First Quarter 2018 Financial Highlights
Total income from continuing operations was $5.6 million for the three month period ended March 31, 2018 compared to $25.6 million for the same period in 2017. Income was impacted by a $17.2 million gain on the maturity of five policies during the quarter compared to a $16.3 million gain on maturity of four policies for the same period in 2017. Income for the three month period ended March 31, 2018 was lower than for the same period in 2017 due to the results of updated life expectancies procured by the Company in respect to the insureds' lives, the results had a negative impact on the change in fair value of our life settlements. The updated life expectancy reports implied that in aggregate, the insureds’ health improved, therefore, lengthening their life expectancies relative to the prior life expectancies.
The following table provides a summary of the components of income from the Company's life settlements.

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017
Change in estimated probabilistic cash flows	$23,343	$22,600
Premiums paid during period	(22,392)	(20,582)
Change in life expectancy evaluation	(12,746)	7,298
Change in discount rates	—	(40)
Realized gain on maturities	17,239	16,264
Change in fair value of life settlements	$5,444	$25,540

Total expenses from continuing operations were $9.6 million for the three month period ended March 31, 2018 compared to $23.7 million for the same period in 2017. The decrease was primarily attributable to a decrease of $14.2 million on the gain in fair value of the Revolving Credit Facility, and $365,000 and $319,000 decrease in professional fees and personnel costs, respectively. These were offset mainly by an increase in legal fees of approximately $728,000.
The Company reported net loss from continuing operations of $4.0 million, or $(0.03) per diluted share for the three month period ended March 31, 2018, compared to a net income of $1.9 million, or $0.07 per diluted share for the same period in 2017.

Life Settlements Portfolio Highlights
On March 31, 2018, the estimated fair value of the Company’s 603 life insurance policies was $567.6 million compared to $567.5 million for 608 life insurance policies at December 31, 2017. The weighted average discount rate was 15.99% and 15.95% at March 31, 2018 and December 31, 2017, respectively. The aggregate face value of the Company's portfolio of life insurance policies was approximately $2.9 billion on March 31, 2018.
During the quarter, five life insurance policies that served as collateral under our revolving credit facility matured with a face value totaling $27.7 million.
As of March 31, 2018, the Company had cash and cash equivalents and certificates of deposit of $42.2 million and a book value per share of $1.22.

About Emergent Capital, Inc.
Emergent (OTCQB: EMGC) is a specialty finance company that invests in life settlements. More information about Emergent can be found at www.emergentcapital.com.

Safe Harbor Statement
This press release may contain certain "forward-looking statements" relating to the business of Emergent Capital, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, and involve known and unknown risks and uncertainties. Although Emergent believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Emergent does not assume a duty to update these forward-looking statements.

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-SELECTED FINANCIAL TABLES FOLLOW-

Emergent Capital, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31,
	2018	2017
	(in thousands, except share and per share data)
Income
Change in fair value of life settlements	$5,444	$25,540
Other income	147	50
Total income	5,591	25,590
Expenses
Interest expense	7,604	7,535
Loss on Extinguishment of Debt	—	—
Change in fair value of Revolving Credit Facility	(2,389)	11,831
Personnel costs	766	1,085
Legal fees	1,723	995
Professional fees	1,239	1,604
Insurance	197	192
Other selling, general and administrative expenses	445	464
Total expenses	9,585	23,706
Income (loss) from continuing operations before income taxes	(3,994)	1,884
(Benefit) provision for income taxes	—	—
Net income (loss) from continuing operations	$(3,994)	$1,884
Discontinued Operations:
Income (loss) from discontinued operations	(1)	(189)
(Benefit) provision for income taxes	—	—
Net income (loss) from discontinued operations	(1)	(189)
Net income (loss)	$(3,995)	$1,695
Basic and Diluted income (loss) per share:
Continuing operations	$(0.03)	$0.07
Discontinued operations	$—	$(0.01)
Net income (loss) basic and diluted	$(0.03)	$0.06
Weighted average shares outstanding:
Basic and diluted	155,789,599	28,148,632

Emergent Capital, Inc.
CONSOLIDATED BALANCE SHEETS

	March 31, 2018	December 31, 2017*
	(Unaudited)
	(In thousands except share data)
ASSETS
Assets
Cash and cash equivalents	$12,917	$18,131
Cash and cash equivalents (VIE)	28,302	13,136
Certificates of deposit	1,012	1,010
Prepaid expenses and other assets	1,100	617
Prepaid expenses and other assets (VIE)	24	53
Deposits - other	1,377	1,377
Life settlements, at estimated fair value	782	750
Life settlements, at estimated fair value (VIE)	566,846	566,742
Receivable for maturity of life settlements (VIE)	34,400	30,045
Fixed assets, net	124	145
Investment in affiliates	2,384	2,384
Total assets	$649,268	$634,390
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Accounts payable and accrued expenses	1,946	$2,015
Accounts payable and accrued expenses (VIE)	971	753
Other liabilities	1,086	451
Interest payable - 8.5% Convertible Notes	21	46
8.5% Convertible Notes, net of discount and deferred debt costs	1,118	1,098
Interest payable - 5.0% Convertible Notes	485	1,432
5.0% Convertible Notes, net of discount and deferred debt costs	68,929	68,654
Interest payable - 8.5% Senior Secured Notes	132	132
8.5% Senior Secured Notes, net of deferred debt costs	33,990	33,927
White Eagle Revolving Credit Facility, at estimated fair value (VIE)	347,860	329,240
Total liabilities	$456,538	$437,748
Commitments and Contingencies
Stockholders’ Equity
Common stock (par value $0.01 per share, 415,000,000 authorized at March 31, 2018 and December 31, 2017; 158,600,399 issued and 157,992,399 outstanding as of March 31, 2018;158,495,399 issued and 157,887,399 outstanding as of December 31, 2017)	1,586	1,585
Preferred stock (par value $0.01 per share, 40,000,000 authorized; 0 issued and outstanding as of March 31, 2018 and December 31, 2017)	—	—
Treasury Stock, net of issuance cost (608,000 shares as of March 31, 2018 and December 31, 2017)	(2,534)	(2,534)
Additional paid-in-capital	333,711	333,629
Accumulated deficit	(140,033)	(136,038)
Total stockholders’ equity	192,730	196,642
Total liabilities and stockholders’ equity	$649,268	$634,390
 *    Derived from audited consolidated financial statements.

Selected Operating Data (dollars in thousands):

	Three Months Ended March 31,
	2018	2017
Period Acquisitions — Policies Owned
Number of policies acquired	—	—
Average age of insured at acquisition	—	—
Average life expectancy — Calculated LE (Years)	—	—
Average death benefit	$—	$—
Aggregate purchase price	$—	$—
End of Period — Policies Owned
Number of policies owned	603	617
Average age of insured	83.7	82.7
Average death benefit per policy	$4,731	$4,715
Average Life Expectancy — Calculated LE (Years)	8.1	8.9
Aggregate Death Benefit	$2,852,803	$2,908,876
Aggregate fair value	$567,628	$506,672
Monthly premium — average per policy	$12.8	$11.4
Period Maturities
Number of policies matured	5	4
Average age of insured at maturity	84.8	82.8
Average life expectancy - Calculated LE (Years)	6.2	3.5
Aggregate death benefit	$27,700	$37,850
Gains on maturity	$17,239	$16,264
Proceeds collected	$23,345	$10,000

Company Contact:

Investor Relations
Rob Fink
Hayden IR
Phone: 646.415.8972
Email: Rob@HaydenIR.com
IR@emergentcapital.com
www.emergentcapital.com